Exhibit 31.1

CERTIFICATIONS
I, Talbott Roche, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Blackhawk Network Holdings, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 24, 2017
/s/ Talbott Roche
Talbott Roche
President and Chief Executive Officer
(Principal Executive Officer)